UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2023

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2023, the Board of Directors (the “Board”) of First Wave BioPharma, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved retention bonuses (the “Bonuses”) to James Sapirstein, the Company’s Chief Executive Officer and Chairman of the Board and Sarah Romano, the Company’s Chief Financial Officer. The Bonuses are to be paid upon the conclusion of a transaction resulting in a Change in Control (as defined in their respective employment agreements), or December 31, 2023, whichever occurs first (the “Bonus Event”). The occurrence of the Bonus Event will result in a $200,000 payment to Mr. Sapirstein and a payment to Ms. Romano of 30% of her Base Salary (as defined in the employment agreement).

Item 5.08	Shareholder Director Nominations.

As previously reported on a Current Report on Form 8-K filed on April 7, 2023 (the “Prior 8-K”), on April 5, 2023, the Board set June 22, 2023, as the date of its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Board has established May 5, 2023 as the record date for determining stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting. The Company previously announced in the Prior 8-K that the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s amended and restated bylaws (the “Bylaws”), to be 5:00 p.m. Eastern Time on Monday, April 17, 2023.

The Company has determined to extend the deadline for submission of proposals to 5:00 p.m. Eastern Time on May 1, 2023. Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act and the specific requirements set forth in the Bylaws in order to be eligible for inclusion in the proxy materials for the 2023 Annual Meeting. Any such proposal shall be mailed to: First Wave BioPharma, Inc., 777 Yamato Road, Suite 502, Boca Raton, FL 33431, Attn.: Secretary.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

April 21, 2023	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer